[ALYN CORPORATION LOGO]
Engineered Solutions Through                  A NASDAQ Company
Metal Matrix Technology                       (ALYN)


                                                   For Immediate Release
                                                   ---------------------

                                     CONTACT: Arne van Roon
                                              President and CEO
                                              (949) 475-1525
                                              Email: investor_relations@alyn.com


                              FOR IMMEDIATE RELEASE
                              ---------------------


                     ALYN CORPORATION APPOINTS RAY E. BROOKS
                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                      DELOITTE & TOUCHE LLP AS INDEPENDENT
                            ACCOUNTANTS AND AUDITORS


      IRVINE, CALIFORNIA (February 8, 2000) -- Alyn Corporation (Nasdaq: ALYN), a leader in the production of high performance Boralyn(R) and other proprietary advanced metal matrix composite materials, announces the appointment of Ray Brooks to the position of Vice President, Chief Financial Officer.

      Mr. Brooks was most recently the CFO and Director of Administration for Rohm Electronics, USA, LLC, based in Nashville, Tennessee, a subsidiary of Rohm Co. Ltd., Kyoto, Japan, a manufacturer and distributor of Electronic components to the automotive, computer, telecommunications and consumer industries. Mr. Brooks earned his MBA degree, with Honors, from Golden Gate University in San Francisco, and has a Bachelor of Science degree, with Honors, from Arizona State University.

      Mr. Brooks, 58, has extensive experience in implementing improvements in systems and procedures, developing strategic direction, and utilizing "best practices" to streamline operations and reduce expenses.

      The company is also pleased to announce the appointment of Deloitte & Touche LLP, effective February 4, 2000, as independent accountants and auditors. Deloitte will perform an audit of the company's financial statements for the year ended December 31, 1999.

      Alyn Corporation provides customized metal matrix composite solutions to meet the specific product needs of its customers in consumer and industrial markets. The company designs, develops, and manufactures products utilizing its high performance Boralyn(R) material.

      For additional information, contact:  Arne van Roon, Alyn Corporation,
(949) 475-1525 or email: investor_relations@alyn.com.
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                  16761 Hale Avenue, Irvine, CA 92606-5006 USA
            http://www.alyn.com (USA) http://www.alyn.co.uk (Europe)

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are fluctuations in quarterly operating results, limited historical revenues and prior losses, the Company's limited manufacturing history, no assurances of market acceptance of the Company's products in commercial quantities, the need for future capital, rapid technological change and new product development, competition and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and its registration statement on Form S-3/A, filed with the Commission on July 15, 1998.




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                  16761 Hale Avenue, Irvine, CA 92606-5006 USA
            http://www.alyn.com (USA) http://www.alyn.co.uk (Europe)